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                                                                     EXHIBIT 4.4




LSM-AM(STK)
                                     [Seal]

                               The State of Texas

                               Secretary of State

                            CERTIFICATE OF AMENDMENT

                                      FOR

                           STERLING BANCSHARES, INC.
                            CHARTER NUMBER 00533200


         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED AUG. 20, 1992
EFFECTIVE AUG. 20, 1992



[Seal]                                    \S\ John Hannah Jr.
                                        ----------------------------------------
                                           Secretary of State
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                                                                   FILED
                                                          In the Office of the
                                                     Secretary of State of Texas
                                                               AUG 20  1992
                                                           Corporations Section

                             ARTICLES OF AMENDMENT
                              BY THE SHAREHOLDERS
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           STERLING BANCSHARES, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, which changes the number of authorized shares of common stock from 1,000,000 to 10,000,000 shares.

         ARTICLE ONE.     The name of the corporation is Sterling Bancshares,
Inc.

         ARTICLE TWO.     The following amendment to the Articles of
Incorporation was adopted by the shareholders of the corporation on August 11, 1992:

         Article Four Paragraph One of the Articles of Incorporation is hereby amended to read as follows:

         The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 11,000,000 shares, divided into the following: (i) l,000,000 shares of Cumulative Preferred Stock, of the par value of $1.00 per share (Preferred Stock); and (ii) 10,000,000 shares of Common Stock, of the par value of $1.00 per share (Common Stock).

         ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 879,945 shares of Common Stock; and the number of shares entitled to vote thereon was 879,945 shares of Common Stock.

         ARTICLE FOUR. The number of shares of Common Stock voted for such amendment was 681, 598; and the number of shares voted against such amendment was 150.

         DATED August 14, 1992.

                                        STERLING BANCSHARES, INC.


                                        By:  \S\  C. Frank Kurtin
                                           -------------------------------------
                                             C. Frank Kurtin, Secretary
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THE STATE OF TEXAS        *
                          *
COUNTY OF HARRIS          *

         I, Nellie Haaksma, a Notary Public, do hereby certify that on this 14th day of August, 1992, personally appeared before me C. FRANK KURTIN, who declared that he is the Secretary of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                          \S\ Nellie J. Haaksma
                                        ----------------------------------------
                                        Notary Public - State of Texas
                                        Expiration Date : 11/18/94


                                                   [SEAL]